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                                                                    EXHIBIT 12.1

                               PerkinElmer, Inc.
               Computation of Ratio of Earnings to Fixed Charges

                                                                        Fiscal Year Ended
                                           ------------------------------------------------------------------------
                                           December 29,    December 30,    December 31,    January 2,    January 3,
                                              2002            2001            2000           2000          1999
                                           ------------    ------------    ------------    ----------    ----------
                                                                 (In thousands, except for ratio)
FIXED CHARGES
  Interest expense and amortization of
    debt premiums and discounts on all
    indebtedness .......................     $33,305         $42,831         $43,174         $28,284      $11,391

  Interest on rental expense ...........       4,700           4,099           3,640           3,840        2,020
                                           ------------    ------------    ------------    ----------    ----------
  TOTAL FIXED CHARGES ..................      38,005          46,930          46,814          32,124       13,411
                                           ============    ============    ============    ==========    ==========
EARNINGS
  (Loss) Income from continuing
     operations before income taxes ....      (8,550)        100,550         146,745          44,448      113,960
                                           ------------    ------------    ------------    ----------    ----------
  EARNINGS AVAILABLE TO COVER FIXED
    CHARGES ............................     $29,455        $147,480        $193,559         $76,572     $127,371
                                           ============    ============    ============    ==========    ==========
  RATIO OF EARNINGS TO FIXED CHARGES ...          --             3.1             4.1             2.4          9.5
                                           ============    ============    ============    ==========    ==========

  Deficiency in Earnings Required to
    Cover Fixed Charges ................     $ 8,550
                                           ============
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